Exhibit 4(c)



===================================================================



                       PUBLIC SERVICE COMPANY OF OKLAHOMA


                                       and


                              THE BANK OF NEW YORK,
                                   AS TRUSTEE


                               -------------------


                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of __________ __, ____


                          Supplemental to the Indenture
                          dated as of November 1, 2000



                     Floating Rate Notes, Series B, Due ____



===================================================================


      SECOND SUPPLEMENTAL INDENTURE, dated as of __________, ____, between PUBLIC SERVICE COMPANY OF OKLAHOMA, a corporation duly organized and existing under the laws of the State of Oklahoma (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the State of New York, as Trustee under the Original Indenture referred to below (the "Trustee").

                             RECITALS OF THE COMPANY

      The Company has heretofore executed and delivered to the Trustee an indenture dated as of November 1, 2000 (the "Original Indenture"), to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the "Senior Notes"), the form and terms of which are to be established as set forth in Section 201 and 301 of the Original Indenture.

      Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Senior Notes of any series as permitted in Sections 201 and 301 of the Original Indenture.

      The Company has issued $106,000,000 aggregate principal amount of its Floating Rate Notes, Due 2002 pursuant to the Original Indenture and the First Supplemental Indenture, dated November 1, 2000.

      The Company desires to create a series of the Senior Notes in an aggregate principal amount of $___________ to be designated the "Floating Rate Notes, Series B, Due ____" (the "Floating Rate Notes"), and all action on the part of the Company necessary to authorize the issuance of the Floating Rate Notes under the Original Indenture and this Second Supplemental Indenture has been duly taken.

      All acts and things necessary to make the Floating Rate Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Second Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

      NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

      That in consideration of the premises and of the acceptance and purchase of the Floating Rate Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of the Holders of the Floating Rate Notes, as follows:


                                   ARTICLE ONE

                                   Definitions

SECTION 101.  Definitions.

      The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of the Floating Rate Notes attached hereto as Exhibit A.


                                   ARTICLE TWO

   Terms and Issuance of the Floating Rate Notes, Series B, Due

SECTION 201. Issue of Floating Rate Notes.

      A series of Senior Notes which shall be designated the "Floating Rate Notes, Series B, Due ____" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this Second Supplemental Indenture (including the form of Global Security set forth in Exhibit A hereto). The aggregate principal amount of the Floating Rate Notes to be authenticated and delivered shall be $___________, and no further Floating Rate Notes shall be authenticated and delivered, except as permitted by the provisions of the Original Indenture.

SECTION 202. Form of Floating Rate Notes; Incorporation of Terms.

      The Floating Rate Notes shall be issued initially in the form of one Global Security. The form of the Floating Rate Notes shall be substantially in the form of Exhibit A attached hereto. The terms of such Floating Rate Notes are herein incorporated by reference and are part of this Second Supplemental Indenture.

SECTION 203. Depositary for Global Securities.

      The Depositary for any Global Securities of the series of which this Floating Rate Note is a part shall be the Depository Trust Company in The City of New York.

SECTION 204. Place of Payment.

      The Place of Payment in respect of the Floating Rate Notes will be at the principal office or place of business of the Trustee or its successor in trust under the Indenture, which, at the date hereof, is located at 101 Barclay Street, New York, NY 10286, Attention: Corporate Trust Administration.


                                  ARTICLE THREE

                                  Miscellaneous

SECTION 301. Execution as Supplemental Indenture.

      This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

SECTION 302. Conflict with Trust Indenture Act.

      If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 303. Effect of Headings.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 304. Successors and Assigns.

      All covenants and agreements by the Company in this Second Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 305. Separability Clause.

      In case any provision in this Second Supplemental Indenture or in the Floating Rate Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 306. Benefits of Second Supplemental Indenture.

      Nothing in this Second Supplemental Indenture or in the Floating Rate Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

SECTION 307. Execution and Counterparts.

      This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.


                          PUBLIC SERVICE COMPANY OF OKLAHOMA


                          By______________________________
                          Name:
                          Title:

Attest:


_________________________
Name:
Title:

                          THE BANK OF NEW YORK, as Trustee


                          By______________________________
                          Name:
                          Title:

Attest:


_________________________
Name:
Title:



STATE OF OHIO        )
                     : ss.:
COUNTY OF FRANKLIN   )


      On the ____ day of ________, ____, personally appeared before me, a Notary Public within and for said County in the State of Ohio, ____________, and ____________, to me known and known to me to be respectively the ____________ and ____________ of Public Service Company of Oklahoma, one of the corporations named in and which executed the foregoing instrument, who severally acknowledged that they did sign said instrument as such ____________ and ____________ for and on behalf of said corporation and that the same is their free act and deed as such ____________ and ____________, respectively, and the free and corporate act and deed of said corporation.

      In witness whereof, I have hereunto set my hand notarial seal this ____ day of ________, ____.


                                   _________________________



STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )


      On the ____ day of __________, ____, personally appeared before me, a Notary Public within and for said County in the State of New York, ____________ and ____________, to me known and known to me to be respectively the ____________ and ____________ of The Bank of New York, one of the corporations named in and which executed the foregoing instrument, who severally acknowledged that they did sign said instrument as such ____________ and ____________ for and on behalf of said corporation and that the same is their free act and deed as such ____________ and ____________, respectively, and the free and corporate act and deed of said corporation.

      In witness whereof, I have hereunto set my hand notarial seal this ____ day of __________, ____.


                                   _________________________



                                                          EXHIBIT A

      This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the depositary or another nominee of the Depositary) may be registered except in limited circumstances.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Public Service Company of Oklahoma or its agent for registration of transfer, exchange or payment, and any definitive certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

No. R-1

                PUBLIC SERVICE COMPANY OF OKLAHOMA
              Floating Rate Notes, Series B, Due ____

CUSIP No.                                            $___________

      PUBLIC SERVICE COMPANY OF OKLAHOMA, a corporation duly organized and existing under the laws of the State of Oklahoma (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ____________________ Dollars ($___________) on __________, ____
(the "Final Maturity"), and to pay interest thereon from ____________, ____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on __________, __________, __________ and __________ in each year, commencing __________, ____, until the principal hereof is paid or made available for payment.

      A calculation agent appointed by the Company, initially The Bank of New York, will calculate the interest rate on this Security. The interest rate will be equal to LIBOR plus 0.___%. The interest rate in effect for the period from __________, ____ to, but excluding, __________, ____, the initial Interest Reset Date, will be LIBOR, as determined on __________, ____, plus 0.___% (the "Initial Interest Rate"). The calculation agent will reset the interest rate on each Interest Payment Date (each such day an "Interest Reset Date"). The second London business day preceding an Interest Reset Date will be the "Interest Determination Date" for that Interest Reset Date. The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date. The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date, except that the interest rate in effect for the period from and including __________, ____ to the Second Interest Reset Date will be the Initial Interest Rate. The amount of interest payable for any period will be computed on the basis of a 360-day year for the actual number of days elapsed. If any Interest Payment Date (other than the Stated Maturity hereof or a Redemption Date herefor) would otherwise be a day that is not a Business Day, the payment of interest in respect of such Interest Payment Date will be postponed to the next succeeding Business Day, except that if such Business Day falls in the next succeeding calendar month, such interest shall be paid on the immediately preceding Business Day. If the Stated Maturity hereof or any Redemption Date hereof is not a Business Day, then payment of principal and interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided that the day is also a London Business Day. "London Business Day" means a day other than a Saturday or Sunday that is not a day on which banking institutions in London, England and New York, New York are authorized or obligated by law or executive order to be closed and a day on which dealings in deposits in U. S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

      The calculation agent will determine "LIBOR" in accordance with the following provisions:

      (i) With respect to any Interest Determination Date, LIBOR will be the offered rate for deposits in United States dollars having an index maturity of three months commencing on the Second day of the applicable Interest Period in amounts of not less than $1,000,000 as that rate appears on Telerate Page 3750 as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

      (ii) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in United States dollars of not less than $1,000,000 for the period of three months, commencing on the Second day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the calculation agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if all of the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

      "Telerate Page 3750" means the display designated on page 3750 on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.
S. dollar deposits).

      "Interest Period" means the period from and including __________, ____, to, and excluding, the Second Interest Payment Date and thereafter, the period from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Maturity hereof, as the case may be.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business
Day) immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

      This Security has initially been issued in the form of a Global Security, and the Company has initially designated The Depository Trust Company (the "Depositary", which term shall include any successor depositary) as the depositary for this Security. For as long as this Security or any portion hereof is issued in such form, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of this Security or portion thereof shall be made to the Depositary or its nominee in accordance with the Applicable Procedures in the coin or currency specified above and as further provided herein.

      This Security is one of a duly authorized issue of securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 2000, as amended and supplemented from time to time (the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), as to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________. The provisions of this Security, together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the Holder, the Company and the Trustee with respect to this Security, provided that, if any provision of this Security necessarily conflicts with any provision of the Indenture, the provision of this Security shall be controlling to the fullest extent permitted under the Indenture.

      The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail to the Holders of such Securities at their addresses in the Security Register for such series at the option of the Company, in whole or in part, from time to time on any Interest Payment Date on or after __________, ____ at a Redemption Price equal to the principal amount of the Securities of this series to be redeemed plus accrued interest to the Redemption Date.

      If notice has been given as provided in the Indenture and funds for redemption of any Securities (or any portion thereof) called for redemption shall have been made available on the Redemption Date referred to in such notice, such Securities (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

      In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      The Securities of this series will not be subject to any sinking fund.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      Interest payments with respect to this Security will be computed and paid on the basis of a 360-day year for the actual number of days elapsed.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in the Indenture. This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Exchange Act, (y) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      For so long as this Security is issued in the form of a Global Security, any notice to be given to the Holder of this Security shall be deemed to have been duly given to such Holder when given to the Depositary, or its nominee, in accordance with its Applicable Procedures. Neither the Company nor the Trustee will have any responsibility with respect to those policies and procedures or for any notices or other communications among the Depositary, its direct and indirect participants and the beneficial owners of this Security in global form.

      If at any time this Security is not represented by a Global Security, any notice to be given to the Holder of this Security shall be deemed to have been duly given to such Holder upon the mailing of such notice to the Holder at such Holder's address as it appears on the Security Register maintained by the Company or its agent as of the close of business preceding the day such notice is given.

      Neither the failure to give any notice nor any defect in any notice given to the Holder of this Security or any other Security of this series will affect the sufficiency of any notice given to another Holder of any Securities of this series.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture provides that the Company, at its option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or Foreign Government Obligations, if the Securities are denominated in a foreign currency or currencies) which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of, and premium, if any, and interest, if any, on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

      No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, organizer, member, limited partner, stockholder, officer or director, as such, past, present or future, of the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of law except Section 5-1401 of the New York General Obligations Law.

      All terms used in this Security which are defined in the Indenture shall have the meanings ascribed to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, Public Service Company of Oklahoma has caused this instrument to be duly executed under its corporate seal.

                          PUBLIC SERVICE COMPANY OF OKLAHOMA


                          By______________________________________
                          Name:__________________________________
                          Title:



           This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: ____________, ____           THE BANK OF NEW YORK


                               By
                                 _______________________________
                                    Authorized Signatory



      FOR  VALUE   RECEIVED,   the   undersigned   hereby  sell(s),
assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

---------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
----------------------------------------------------------------
ASSIGNEE) the within Note and all rights thereunder, hereby
----------------------------------------------------------------
irrevocably constituting and appointing such person attorney to
----------------------------------------------------------------
transfer such Note on the books of the Issuer, with full
----------------------------------------------------------------
power of substitution in the premises.



Dated:________________________      _________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").